                                                                    EXHIBIT 99.1




                                  May 25, 2005

Dear Shareholder:

         The following is a summary of the results shared at the April 26, 2005 Annual Meeting and results for the first quarter of 2005.

         At this year's annual meeting, presentations were made by Todd Fanning, Vice President & CFO; James Miller, Executive Vice President & Commercial Banking Manager; Patrick Murray, Senior Vice President -- Citizens Financial Advisors; Craig Wesner, Chairman of the Board of Directors; Tony J. Sorcic, President & CEO; and Terry Duffy, Farmers State Bank of Somonauk President & CEO.

         Chairman Wesner welcomed the shareholders to the annual meeting and stated part of our Strategic Plan addresses growth -- growth in assets, deposits, loans and, certainly, earnings per share. All these are important to our shareholders and are watched closely by the marketplace. There are primarily three ways to grow: 1) be better than our competitors; 2) build new facilities in new markets; and 3) through mergers and/or acquisitions. This past fall, we were privileged to be invited to bid on Somonauk FSB Bancorp, Inc. After negotiations by both sides, Somonauk selected Princeton as the purchaser, subject to due diligence by both parties. After due diligence, a definitive agreement was signed in February. It is anticipated the closing will take place on or about July 31, 2005. The Somonauk locations are an excellent fit with Princeton's locations.

         The following Directors were elected to serve until the 2008 Annual
Meeting: Donald E. Grubb, Ervin I. Pietsch and Craig O. Wesner. The Board of Directors and Management greatly appreciate your continued confidence in the operation of the Company.

         Todd Fanning reviewed the 2004 Annual Report. As previously reported, net income for 2004 was $6,872,000, diluted earnings per share totaled $2.21 and the return on equity was 13.46%. Assets at year-end 2004 reached a record high of $655,738,000. Loans, net of unearned interest, as of December 31, 2004 increased to $410,044,000. The net interest margin improved to 3.92%. The interest rate increases during 2004 positively impacted the net interest margin.

         Todd Fanning reviewed the history of the Sarbanes-Oxley Act, which was created in 2002. The Act created a broad new oversight for auditors of public companies, while prescribing specific steps to address the responsibilities of corporate executives and directors. After many months of documenting, testing and evaluating our internal controls, Management was able to conclude the internal controls over financial reporting are effective and contain no material weaknesses. KPMG, the Company's external auditor, also issued their opinion stating "Princeton National Bancorp, Inc. maintained, in all material respects, effective internal controls over financial reporting." Going forward, annual updates will be made regarding the processes, and internal testing will continue, to maintain our compliance with the Sarbanes-Oxley Act.

         Jim Miller noted the loan portfolio has experienced an upward trend since 1992. Total loans at year-end 2004 were $410.0 million. The ratio of non-performing loans to gross loans at year-end was .08%, an exceptionally low level in comparison to our peers. The Subsidiary Bank has done well managing loan risk while growing the portfolio. The Bank sells fixed-rate mortgage loans into the secondary market and retains the servicing on these loans.

         Jim Miller noted the Company's 3-year investment portfolio total return was in the 80th percentile when compared to the performance by all banks in the nation. Mary Spratt does a fine job managing the portfolio and striking a balance between yield and liquidity in the investment portfolio.

         Patrick Murray stated, in 2004, the Company completed the consolidation of the brokerage, trust and farm management areas into one entity, Citizens Financial Advisors. In 2004, brokerage gross sales increased to an all-time high of $19,291,000. Assets under management in Fiduciary Services and Farm Real Estate Services totaled $241 million. The Company hired an Insurance Specialist in 2005 and now offers a wide variety of retail insurance products including: term, whole life, universal life, variable life, variable universal life and long-term care.

         Patrick Murray noted Citizens Financial Advisors will be pursuing the following opportunities in 2005: the implementation of farm real estate brokerage, the development of an independent insurance agency for the sale of insurance products directly from the insurance providers, and the integration of Fiduciary Services, Brokerage and Farm Management into the Somonauk area after the acquisition of Farmers State Bank of Somonauk.

         Terry Duffy, President & CEO of Farmers State Bank of Somonauk, reviewed the history of the Farmers State Bank and the formation of Somonauk FSB Bancorp, Inc. Somonauk has locations in Somonauk, Sandwich, Millbrook, Newark and Plano (under construction). Somonauk's assets at December 31, 2004 totaled $210,284,000.

         President Sorcic reviewed the Company's stock performance in comparison to the Russell 3000 Index, S&P 500 Index, Dow Jones Industrials, and the NASDAQ Composite Index. The PNBC stock price performance is up 140% in the last 4 years.

         President Sorcic stated one of the Company's goals is consistent incremental improvement. The return on equity was 13.46% in 2004, up from 9.20% in 1999 which represents a 46% increase. Another goal is increasing the dividend stream. Total dividends paid in 2004 were $2,966,000 in comparison to $548,000 in 1991. Over the last 14 years, the Company has paid out dividends totaling $21 million. President Sorcic noted one of the goals of the Capital Management Plan is to improve long-term shareholder value and execution of the plan continues. Earnings per share for 2004 totaled $2.21, a 117% increase over the 1999 earnings per share of $1.02.

         President Sorcic reviewed the 2004 Staff Accomplishments, noting the following: the staff donated over 10,000 hours of community service and leadership; when the residents of Utica and Granville were victims of a tornado, the staff and communities pulled together and contributed over $20,000.

         In 2004, Princeton National Bancorp, Inc. purchased land in Aurora, Illinois. The Company will begin construction of the facility in Aurora this year and the facility should open in the winter of 2005/2006. Princeton National Bancorp, Inc. is very excited about the opportunities which will be presented by this new location.

         The Company is off to a good start in 2005. Princeton National Bancorp, Inc. achieved diluted earnings per share of $.55 during the first quarter of 2005. Net income for the quarter increased to $1,708,000 as compared to $1,689,000 in the fourth quarter of 2004. The return on average equity was 13.24% compared to 12.99% for the fourth quarter of 2004.

         At its April 25, 2005 meeting, the Board of Directors declared a quarterly dividend of $.22 per share, payable May 25, 2005, to those shareholders of record as of May 6, 2005. This is the Company's 81st consecutive dividend and the ninth increase in the last twelve quarters. The stock price reached a high of $30.99 during the first quarter of 2005 and closed on March 31, 2005 at $30.00.

         The Company is comprised of dedicated professionals who consistently strive to improve shareholder return. Princeton National Bancorp, Inc. is excited about the opportunities of the future!

         Thank you for your support of Princeton National Bancorp, Inc.

                                                Sincerely,



/s/ Craig O. Wesner                             /s/ Tony J. Sorcic
-------------------                             ------------------
Craig O. Wesner                                 Tony J. Sorcic
Chairman of the Board                           President & CEO

                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


SHAREHOLDER INFORMATION

PLEASE NOTE ALL COMPANY PRESS RELEASES AND SEC FILINGS ARE AVAILABLE AT WWW.CITIZENS1ST.COM.

To participate in either the Dividend Reinvestment Plan or Electronic Direct Deposit, you may contact Lou Ann Birkey at 815-875-4444.

A copy of Princeton National Bancorp, Inc.'s Annual Report on Form 10-K for 2004, as filed with the Securities & Exchange Commission is available without charge by writing: Lou Ann Birkey, Vice President - Investor Relations & Corporate Secretary, Princeton National Bancorp, Inc., 606 S. Main Street, Princeton, IL 61356, or by E-mailing PNBC@CITIZENS1ST.COM.

Princeton National Bancorp, Inc.'s stock is traded on the NASDAQ Stock Market under the symbol "PNBC". Following is a list of the Company's market makers:

RBC Dain Rauscher
Contact:    BRIAN FOSTER
Phone:      800-683-3246
Howe Barnes Investments, Inc.
Contact:    NICK BACH
Phone:      800-800-4693
William Blair & Company
Contact:    LARRY DOUGHERTY
Phone:      800-621-0687


1ST QUARTER HIGHLIGHTS

- Net income for the first quarter was $1,708,000, compared to $1,641,000 for the same period in 2004.

- Diluted earnings per share increased 5.8% to $.55 from $.52 in the first quarter of 2004.

- In comparing the first quarter of 2005 to the same period in 2004, the return on average equity increased to 13.24% compared to 12.95% in 2004.

-        The Board of Directors declared a $.21 dividend payable February 25,
         2005.

- Total assets reached a record high at March 31, 2005 of $661,327,000, an increase of 8.2% from March 31, 2004.

- Total loans (net of unearned interest) ended the quarter at $423,189,000. This is an 8.6% increase compared to total loans of $389,550,000 at March 31, 2004. Contributing to these results was an increase of $14.5 million in commercial loans and a $20.0 million increase in real estate loans. The ratio of non-performing loans to total loans at March 31, 2005 was .47% compared to .28% at March 31, 2004.

- The net interest margin for the first quarter of 2005 improved to 3.94%, an increase from 3.90% in the first quarter of 2004. The loan growth and seven increases in the prime rate over the last twelve months have positively impacted the net interest margin.

- Total other income in the first quarter of 2005 declined $164,000 to $1,875,000 from $2,039,000 in the first quarter of 2004. This is the result of a decrease in the amount of gains recorded from the sale of securities available for sale from $182,000 for the first three months of 2004 to $20,000 for the same period in 2005.

- During the first quarter, the Company repurchased 35,100 shares of common stock at an average price of $30.62. Since 1997, the Company has repurchased 1,169,371 shares through stock repurchase programs.

- The acquisition of Somonauk FSB Bancorp, Inc. is anticipated to close on or about July 31, 2005. The Somonauk locations are a perfect fit with Princeton's locations.

- The Company is finalizing the plans for the facility in Aurora, Illinois. The facility is scheduled to open in the winter of 2005/2006.

- At the April 25, 2005 Board of Directors' meeting, the Board voted to increase the dividend 4.8% to $.22 per share payable May 25, 2005 to those shareholders of record as of May 6, 2005. This is the ninth increase in the dividend in the last twelve quarters and the Company's 81st consecutive dividend.

                                    [GRAPH]

                        STOCK VALUE PER SHARE (03/31/05)
 -----------------------------------------------------------------------------

 3-MONTH TRAILING P/E RATIO                             13.64X
 52-WEEK PRICE RANGE                                    $28.18 - $30.99
 CLOSING PRICE                                          $30.00
 BOOK VALUE                                             $16.98
 PRICE/BOOK VALUE                                       176.7%
 1ST QUARTER DIVIDEND ANNUALIZED                        $0.84
 DIVIDEND YIELD                                         2.80%
 SHARES OUTSTANDING                                     3,041,613


This quarterly fact sheet may contain certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as "believes", "anticipates", "estimates", "expects", "projects", or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure.

FINANCIAL HIGHLIGHTS (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                     FOR THE THREE MONTHS                           FOR THE YEARS
                                                        ENDED MARCH 31                            ENDED DECEMBER 31
                                                  2005                2004            2004              2003              2002
-----------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net Income                                      $  1,708          $  1,641          $  6,872          $  6,603          $  6,134
Basic Earnings Per Share ("EPS")                    0.56              0.53              2.22              2.08              1.87
Diluted Earnings Per Share ("EPS")                  0.55              0.52              2.21              2.05              1.86
Total Interest Income                              7,998             7,244            29,719            29,394            32,669
Total Interest Expense                             2,623             2,235             9,070            10,511            13,559
Net Interest Income                                5,375             5,009            20,649            18,883            19,110
Total Non-Interest Income                          1,875             2,039             8,315             8,924             7,338
Total Non-Interest Expense                         4,997             4,784            19,503            18,223            17,467
-----------------------------------------------------------------------------------------------------------------------------------
RATIOS
Return on Average Equity                           13.24%            12.95%            13.46%            13.01%            12.37%
Return on Average Assets                            1.06%             1.09%             1.11%             1.10%             1.08%
Net Interest Margin                                 3.94%             3.90%             3.92%             3.69%             3.95%
Tier 1 Capital                                      7.51%             7.58%             7.88%             7.83%             8.11%
Equity to Assets, at period-end                     7.81%             8.48%             7.99%             8.34%             8.70%
Non-performing Loans as a percentage of
  Total Loans                                       0.47%             0.28%             0.08%             0.25%             1.07%
Efficiency Ratio                                   65.24%            64.53%            63.96%            62.50%            62.96%
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Total Assets                                    $661,327          $611,463          $655,738          $609,737          $587,375
Total Investments                                183,590           168,022           188,809           169,892           169,318
Total Loans, Net of Unearned Interest            423,189           389,550           410,044           383,053           357,359
Total Deposits                                   579,157           538,451           573,561           537,827           511,267
Customer Repurchase Agreements,
  TT&L Deposits & Other Borrowings                26,715            16,443            25,535            16,161            19,491
Stockholders' Equity                              51,639            51,856            52,369            50,875            51,074


                             ASSETS (IN THOUSANDS)
                                    (GRAPH)

                           NET INCOME (IN THOUSANDS)
                                     (GRAPH)

                            NET LOANS (IN THOUSANDS)
                                    (GRAPH)


                           DILUTED EARNINGS PER SHARE
                                    (GRAPH)

                            RETURN ON AVERAGE EQUITY
                                    (GRAPH)

                              NET INTEREST MARGIN
                                    (GRAPH)